Exhibit 99

FOR IMMEDIATE RELEASE	Contact: Scott E. Lied
Phone: 717-733-4181

ENB Financial Corp Reports 4th Quarter 2016 Results

(January 17, 2017) -- Ephrata, PA – ENB Financial Corp (OTCBB: ENBP), the bank holding company for Ephrata National Bank, reports net income for the fourth quarter of 2016 of $1,920,000, a $75,000, or 3.8% decrease, from the $1,995,000 earned during the fourth quarter of 2015. Net income for the year ended December 31, 2016, was $7,553,000, a $643,000, or 9.3% increase, over the $6,910,000 earned in 2015. Basic and diluted earnings per share for the fourth quarter of 2016 were $0.67 compared to $0.70 for 2015. Year-to-date earnings per share were $2.65 in 2016 compared to $2.42 in 2015.

For the three months ended December 31, 2016, the Corporation’s net interest income (NII) increased by $1,393,000, or 24.7%. The increase in NII was primarily caused by an increase in interest and fees on loans of $639,000, or 12.4%, an increase in interest on securities and dividend income of $618,000, or 47.6%, as well as a decrease in interest expense on deposits and borrowings of $116,000, or 13.6%.

For the year ended December 31, 2016, the Corporation’s NII increased by $2,189,000, or 9.5%. Loan interest income increased by $2,320,000, or 11.5%, while interest on securities and dividend income decreased by $884,000, or 13.5%, as well as a decrease in interest expense on deposits and borrowings of $690,000, or 18.4%. The decrease in interest on securities and dividend income was a result of $1,681,000 of accelerated amortization on unexpected calls of two U.S. Sub-Agency bonds. Outside of this event, the Corporation’s year-to-date NII would have increased by $3,870,000, or 16.8%. For both the quarter and year-to-date periods, higher loan interest income was caused by the increase in the Prime rate in December 2015 as well as December 2016, while deposit and borrowing costs continued to decline as longer-term instruments repriced to lower interest rates.

The Corporation recorded $125,000 of provision expense for the three months ended December 31, 2016, compared to no provision expense for the fourth quarter of 2015, while the provision expense for the year ended December 31, 2016, was $325,000, compared to $150,000 for the year ended December 31, 2015. Increased loan growth required more provision expense for both periods in 2016, however the increase was limited due to $160,000 of net recoveries in 2016 compared to $214,000 of net charge-offs in 2015. The allowance as a percentage of total loans was 1.32% as of December 31, 2016, compared to 1.36% as of December 31, 2015.

The gains from the sale of securities decreased by $910,000, or 79.1%, and $470,000, or 16.5%, for the three months and the year ended December 31, 2016, respectively, compared to the same periods in 2015. The Corporation was able to generate $240,000 and $2,370,000 of net gains on the sale of securities for the three months and the year ended December 31, 2016, compared to $1,150,000 and $2,840,000 for the same periods in 2015. Market interest rates during 2016 remained very low, providing management with opportunities to sell securities at gains and reposition assets. In November 2016 interest rates began to rise significantly resulting in fewer gains taken in the fourth quarter of 2016, compared to the prior year’s quarter.

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ENB FINANCIAL CORP

The gain on the sale of mortgages increased by $212,000, or 111.0%, and $706,000, or 87.6%, for the three months and year ended December 31, 2016, respectively, compared to the same periods in 2015. The Corporation began expanding its mortgage division in 2014 with the goal of increasing the Corporation’s mortgage market share and greatly increasing gains on the sale of mortgages. Enhancement of the mortgage product line and initial increase in staffing was not completed until the end of 2015. Therefore, 2016 marked the first year management could fully capitalize on the mortgage division expansion, resulting in significantly higher mortgage volume than in 2015. Mortgage volume was also assisted by lower market rates for most of the year, with all-time lows in U.S. Treasury rates experienced just after mid-year.

Total operating expenses increased $950,000, or 15.1%, and $2,465,000, or 10.0%, for the three months and year ended December 31, 2016, respectively, compared to the same periods in 2015. Salary and benefit expenses, which make up the largest portion of operating expenses, increased $798,000, or 21.3%, and $1,973,000, or 13.3%, for the three months and year ended December 31, 2016, respectively, compared to the same periods in 2015. The personnel costs increased primarily due to additional staff, as well as increased benefit costs, driven by higher health insurance premiums. The increase in salary expense was higher in the fourth quarter of 2016 as a result of the opening of a new full-service office in Morgantown, PA in July, as well as two limited-service offices in southern Lancaster County in the third quarter. The Corporation opened a walk-up/drive-through office in Georgetown, PA, as well as a deposit and loan production office in Strasburg, PA.

The Corporation’s annualized return on average assets (ROA) and return on average stockholders’ equity (ROE) for the fourth quarter of 2016 were 0.78% and 7.81%, respectively, compared to 0.90% and 8.36% for the fourth quarter of 2015. For the year ended December 31, 2016, the Corporation’s annualized ROA was 0.80%, compared to 0.79% in 2015, while the ROE was 7.74%, compared to 7.38% for 2015.

As of December 31, 2016, the Corporation had total assets of $984.3 million, up 8.7%; total stockholders’ equity of $94.9 million, down 0.2%; total deposits of $817.5 million, up 10.5%; and total loans of $571.6 million, up 9.9%, from the balances as of December 31, 2015.

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary Ephrata National Bank. Ephrata National Bank operates from twelve full- service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

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ENB FINANCIAL CORP

Notice Regarding Forward Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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ENB FINANCIAL CORP

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
(in thousands, except per share and percentage data)

	December 31,		%
Balance Sheet (EOP)	2016	2015	Change

Securities	$308,111	$289,423	6.5%
Total loans	571,567	520,283	9.9%
Allowance for loan losses	7,562	7,078	6.8%
Total assets	984,253	905,601	8.7%
Deposits	817,491	740,062	10.5%
Total borrowings	69,586	68,330	1.8%
Stockholders' equity	94,939	95,102	-0.2%

	Three Months Ended		Year Ended
	December 31,		December 31,
Income Statement	2016	2015	2016	2015

Net interest income	$7,033	$5,640	$25,287	$23,098
Provision for loan losses	125	-	325	150
Noninterest income	2,578	3,118	11,144	10,055
Noninterest expense	7,258	6,308	27,200	24,735
Income before taxes	2,228	2,450	8,906	8,268
Provision for income taxes	308	455	1,353	1,358
Net income	1,920	1,995	7,553	6,910

Per Share Data
Earnings per share	0.67	0.70	2.65	2.42
Dividends per share	0.28	0.27	1.09	1.08

Earnings Ratios
Return on average assets (ROA)	0.78%	0.90%	0.80%	0.79%
Return on average stockholders' equity (ROE)	7.81%	8.36%	7.74%	7.38%
Net interest margin	3.33%	2.97%	3.12%	3.07%
Efficiency ratio	72.96%	78.04%	75.12%	76.86%

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